Exhibit 10.45
NOBLE CORPORATION

PERFORMANCE-VESTED RESTRICTED STOCK UNIT AWARD

THIS INSTRUMENT (this “Instrument”), made as of the __ day of ____________, 201__, by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”) evidences the performance-vested Restricted Stock Units (as defined in the Plan) awarded hereunder to __________ (“Employee”) and sets forth the restrictions, terms and conditions that apply thereto.

W I T N E S S E T H:

WHEREAS, the committee (the “Committee”) acting under the Company’s 2015 Omnibus Incentive Plan (the “Plan”), has determined that it is desirable to award performance-vested Restricted Stock Units to Employee pursuant to the Plan; and

WHEREAS, pursuant to the Plan, the Committee has determined that the performance-vested Restricted Stock Units so awarded shall be subject to the restrictions, terms and conditions set forth in this Instrument.

NOW, THEREFORE, the award of performance-vested Restricted Stock Units is hereby granted to Employee as follows:

1.     Performance-Vested Restricted Stock Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards _______ Restricted Stock Units (the “Awarded Restricted Stock Units”) to Employee pursuant to the Plan. The Awarded Restricted Stock Units are effective as of the date of this Instrument (the “Effective Date”), and shall vest or be forfeited in accordance with (and otherwise be subject to) the provisions of this Instrument. The Awarded Restricted Stock Units are awarded without the payment of any cash consideration by Employee, except that payment of nominal value in respect of the Shares hereunder may be required by the Committee or pursuant to procedures of the Committee in respect of the allotment and issuance, transfer or delivery of such Shares. This award of Restricted Stock Units made to Employee is hereby designated by the Committee to be a Performance Award for the purposes of the Plan.

2.     Vesting and Forfeiture. The Awarded Restricted Stock Units shall be subject to being forfeited by Employee during the “Restricted Period” as defined in the attached Schedule I, and shall vest or be forfeited by Employee as follows:

(a)     If Employee remains continuously employed by the Company or an affiliate from the Effective Date through the end of the Restricted Period, the Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate to the extent of the percentage of vesting achieved under the “Performance Measures” as defined in the attached Schedule I and the vesting schedule provisions of the attached Schedule I, and any Awarded Restricted Stock Units that do not vest at the end of the Restricted Period shall be forfeited by Employee.

(b)    If Employee’s employment with the Company or an affiliate terminates during the Restricted Period by reason of the death, Disability or Retirement of Employee, then the number of Awarded Restricted Stock Units equal to the total number of Awarded Restricted Stock Units granted hereunder multiplied by a fraction, (i) the numerator of which is the number of calendar months remaining in the Restricted Period that end after the date of Employee’s termination of employment with the Company or an affiliate by reason of death, Disability or Retirement, and (ii) the denominator of which is 36, shall be forfeited by Employee. The remaining number of Awarded Restricted Stock Units shall remain eligible for vesting subject to the forfeiture restrictions applicable to them under this Instrument which, subject to this Section 2, shall terminate at the end of the Restricted Period to the extent of the percentage of vesting achieved under the Performance Measures and vesting schedule provisions of the attached Schedule I, it being understood that any then outstanding Awarded Restricted Stock Units that do not vest at the end of the Restricted Period shall be forfeited by Employee.

(c)     If Employee’s employment with the Company or an affiliate terminates during the Restricted Period for any reason other than the death, Disability or Retirement of Employee, all of the Awarded Restricted Stock Units shall be forfeited by Employee.

(d)     The foregoing provisions of this Section 2 to the contrary notwithstanding, if a 409A Change in Control (as defined below) occurs during the Restricted Period, 50% of the then outstanding Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate, and the remaining 50% of the then outstanding Awarded Restricted Stock Units shall be forfeited by Employee. For the purposes of this Instrument, a “409A Change in Control” means a Change in Control (as defined in the Plan) that also is a change in control event within the meaning of U.S. Treas. Reg. section 1.409A-3(i)(5). The provisions of this Section 2(d) shall be the exclusive means by which any outstanding Awarded Restricted Stock Unit shall vest in connection with a change in the ownership or effective control of the Company or a change in the ownership of the assets of the Company, and no provision of any plan, employment agreement or other agreement or arrangement pertaining to Employee and the Company or an affiliate shall cause such an Awarded Restricted Stock Unit to vest in connection with a change in the ownership or effective control of the Company or a change in the ownership of the assets of the Company unless this Section 2(d) is amended in writing by the parties to provide for such vesting.

For the purposes of this Instrument, transfers of employment without interruption of service between or among the Company and any of its affiliates shall not be considered a termination of employment.

3.     Allotment and Issuance of Shares. With respect to any Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(a) or Section 2(b) hereof, as soon as practicable after the percentage of vesting achieved under the Performance Measures and vesting provisions of the attached Schedule I has been determined and certified in writing by the Committee and during the period beginning at the end of the “Performance Cycle” as defined in the attached Schedule I and ending no later than 75 days after the time the Performance Cycle ends, the Company shall, subject to Section 6(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled. With respect to an Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(d) hereof, as soon as practicable following the occurrence of a 409A Change in Control (but in no event later than the end of the calendar year in which such 409A Change in Control occurs, or if later, 2.5 months after such 409A Change in Control), the Company shall, subject to Section 6(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled.

4.     No Rights as Shareholder. Employee shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Shares subject to the Awarded Restricted Stock Units, unless and until and to the extent such Shares are allotted and issued or transferred to Employee as provided herein.

5.     Dividend Equivalents. The Company hereby awards Dividend Equivalents to Employee with respect to the Awarded Restricted Stock Units. Such Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the Awarded Restricted Stock Units. Accordingly, the right to receive such Dividend Equivalent payments shall be forfeited to the extent that the Awarded Restricted Stock Units do not vest, are forfeited or are otherwise cancelled pursuant to such Performance Award. The award of Dividend Equivalents made to Employee pursuant to this Section 5 is not a Performance Award for the purposes of the Plan.

6.     Arrangements and Procedures Regarding Nominal Value and Withholding Taxes.

(a)     Employee shall make arrangements satisfactory to the Committee for (i) the payment of the aggregate nominal value with respect to the Shares that are allotted and issued, transferred or delivered to or on behalf of Employee in settlement of Awarded Restricted Stock Units that have become vested and (ii) the payment of taxes of any kind that are required by law to be withheld with respect to the Awarded Restricted Stock Units or the Dividend Equivalents awarded under this Instrument, including, without limitation, taxes applicable to (x) the awarding of the Awarded Restricted Stock Units or the allotment and issuance or transfer of Shares in settlement thereof, or (y) the awarding of the Dividend Equivalents or the payments made with respect thereto.

(b)     Unless and until the Committee shall determine otherwise and provide notice to Employee in accordance with Section 6(c), any obligation of Employee under Section 6(a) that arises with respect to the allotment and issuance, transfer or delivery of Shares in settlement of Awarded Restricted Stock Units that have become vested may be satisfied, in accordance with procedures adopted by the Committee, by (i) Employee’s forfeiture or surrender of the right to require the Company to allot and issue, transfer or deliver Shares subject to such Awarded Restricted Stock Units, (ii) causing such Awarded Restricted Stock Units to be settled partly in cash, or (iii) otherwise withholding a portion of such Shares. In the case of Shares as to which the right to require allotment and issuance, transfer or delivery is forfeited or surrendered pursuant to clause (i) and Shares withheld pursuant to clause (iii), such Shares or rights shall be valued at the Fair Market Value (of such Shares or the Shares to which such rights relate, as the case may be) as of the date on which the taxable event that gives rise to the withholding requirement occurs.

(c)     The Committee may determine, after the Effective Date and on notice to Employee, to authorize one or more arrangements (in addition to or in lieu of the arrangement described in Section 6(b)) satisfactory to the Committee for Employee to satisfy the obligation of Employee under Section 6(a).

(d)     If Employee does not, for whatever reason, satisfy the obligation of Employee under Section 6(a), then the Company and its affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Employee the amount required to satisfy the obligation of Employee under such Section 6(a).

7.     Non-Assignability. This Instrument is not assignable or transferable by Employee. No right or interest of Employee under this Instrument or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law, either in such form as is acceptable to the committee), and no such right or interest shall be liable for or subject to any debt, obligation or liability of Employee.

8.     Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Instrument shall have the meanings assigned to them under the provisions of the Plan. The Awarded Restricted Stock Units and the Dividend Equivalents subject to this Instrument shall be governed by and subject to all applicable provisions of the Plan. This Instrument is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Instrument.

9.     Governing Law. This Instrument shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by federal law of the United States or by the laws of England and Wales.

10.     Binding Effect. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

11.     Prior Communications; Amendment. This Instrument, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, evidences the Award granted hereunder, which shall be subject to the restrictions, terms and conditions hereof, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Instrument may only be amended, modified and supplemented in accordance with the applicable terms and conditions set forth in the Plan.

12.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:

(a)     If to the Company, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:

Noble Corporation plc
Devonshire House
1 Mayfair Place
London
W1J 8AJ
England
Attention: David W. Williams
Fax: 281-596-4486

With a copy to:
Chairman of Compensation Committee
c/o Noble Corporation plc

Devonshire House
1 Mayfair Place
London
W1J 8AJ
England
Fax: 281-596-4486

(b)     If to Employee, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:

The last known address and number for Employee as maintained in the personnel records of the Company

For purposes of this Section 12, the Company shall provide Employee with written notice of any change of the Company’s address, and Employee shall be responsible for providing the Company with proper notice of any change of Employee’s address pursuant to the Company’s personnel policies, and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

13.     Severability. If any provision of this Instrument is held to be unenforceable, this Instrument shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects the restrictions, terms and conditions set forth in this Instrument shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

14.     Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Instrument, and shall not affect in any manner the meaning or interpretation of this Instrument.

15.     Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

16.     References. The words “this Instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Instrument, such words shall be deemed to be followed by the words “without limitation.”

17.     Unfunded Awards. The awards made under this Instrument are unfunded and unsecured obligations and rights to provide or receive compensation in accordance with the provisions hereof, and to the extent that Employee acquires a right to receive compensation from the Company or an affiliate pursuant to this Instrument, such right shall be no greater than the right of any unsecured general creditor of the Company or such affiliate.

18.     Compliance with Code Section 409A. The compensation payable to or with respect to Employee pursuant to the Awarded Restricted Stock Units is intended to be compensation that is not subject to the tax imposed by Code Section 409A, and this Instrument shall be administered and construed to the fullest extent possible to reflect and implement such intent.

IN WITNESS WHEREOF, the Company has signed and delivered this Instrument as of the date first above written.

NOBLE CORPORATION PLC

Name:    Julie J. Robertson
Title:     Executive Vice President
and Corporate Secretary

SCHEDULE I
NOBLE CORPORATION
PERFORMANCE MEASURES FOR THE 2017-2019 PERFORMANCE CYCLE
AWARD OF PERFORMANCE-VESTED RESTRICTED STOCK

The Committee has determined and specifies that the following Performance Cycle Restricted Period, Target Restricted Stock Units, and Performance Measures (each as defined below), shall be applied with respect to the Awarded Restricted Stock Units:
1.    Performance Cycle. The “Performance Cycle” applicable to the Awarded Restricted Stock Units shall be the three-year period beginning on January 1, 2017, and ending on December 31, 2019.
2.    Restricted Period. The “Restricted Period” applicable to the Awarded Restricted Stock Units shall be the three-year period beginning on the Effective Date and ending on the third anniversary of the Effective Date.
3.    Target Restricted Stock Units. The “Target Restricted Stock Units” applicable to the Awarded Restricted Stock Units shall equal 50% of the number of the Awarded Restricted Stock Units that are outstanding as of the end of the Restricted Period. As further discussed below, the number of Target Restricted Stock Units shall be multiplied by the vesting percentage described in the following paragraph 4 to determine the number of the Awarded Restricted Stock Units that will vest, if at all, at the end of the Restricted Period.
4.    Performance Measures. The “Performance Measures” applicable to the Awarded Restricted Stock Units shall be the TSR Performance Measure and the CDM–GA Performance Measure (each as defined below), which shall be used to determine the extent of the vesting of the Awarded Restricted Stock Units that are outstanding as of the end of the Restricted Period. Each Performance Measure shall be applied to determine its respective performance percentage set forth on Annex I, which is attached to and hereby made a part of this Schedule I. As further discussed below, the performance percentages for each of the Performance Measures shall be averaged to determine the vesting percentage.
The applicable Performance Measure ranking of the Company and the companies in the Applicable Peer Group (as defined below) for each Performance Cycle shall be (i) determined and certified in writing by the Committee as soon as reasonably practicable after the end of the Performance Cycle and (ii) based on the then-available public information with respect to such Performance Measure (the “Performance Data”), but in no event later than 75 days after the end of the Performance Cycle. For purposes of establishing the applicable Performance Measure ranking of the Company and the companies in the Applicable Company Group, the applicable Performance Measure of each such entity shall be ranked in descending order from highest to lowest, with the highest ranked entity being ranked as 1, the next highest ranked entity as 2, etc.

TSR Performance Measure. The “TSR Performance Measure” will be measured by applying the Performance Data and determining the cumulative total shareholder return (“TSR”) for the Shares of the Company for the Performance Cycle relative to the TSR of a group of peer companies for the Performance Cycle (the “Applicable Peer Group”):
The Applicable Peer Group shall consist of: Atwood Oceanics, Inc.; Diamond Offshore Drilling Inc.; Ensco International plc; Rowan Companies plc; Seadrill Limited; and Transocean Ltd.
TSR for the Company and each member of the Applicable Peer Group for the Performance Cycle shall be defined and calculated as follows, where “Beginning Price” is the average closing price on the relevant United States stock market (NYSE or NASDAQ) for a share of the relevant company’s common equity security during the 30 trading days immediately preceding the beginning of the Performance Cycle and the “Ending Price” is the average closing price on the relevant United States stock market (NYSE or NASDAQ) for a share of the relevant company’s common equity security during the last 30 trading days of the Performance Cycle for which Performance Data is available:

TSR for the Performance Cycle	=	(Ending Price – Beginning Price + dividends and cash distributions per share paid*) / Beginning Price

*
Stock dividends paid in common equity securities rather than cash in which there is a distribution of less than 25 percent of the fully diluted outstanding shares (as calculated prior to the distribution) shall be treated as cash for purposes of this calculation.

For purposes of determining the Company’s TSR ranking, as further described below, the companies in the Applicable Peer Group whose common equity securities are publicly traded on either the NYSE or NASDAQ Stock Market on the last trading day of the Performance Cycle shall be the companies comprising the Applicable Peer Group. If the common equity security of any Applicable Peer Group company is no longer publicly traded on either the NYSE or NASDAQ Stock Market on the last trading day of the Performance Cycle, then adjustments may be effected, as appropriate, with respect to the performance determinations and performance percentages that apply to the TSR Performance Measure. In addition, if the common equity security of any Applicable Peer Group company is not publicly traded on either the NYSE or NASDAQ Stock Market on a continuous basis during the Performance Cycle, but is otherwise publicly traded on either the NYSE or NASDAQ Stock Market on the last trading day of the Performance Cycle, then adjustments may be effected, as appropriate, with respect to the performance determinations and performance percentages that apply to the TSR Performance Measure.
If the TSR for the Company or any member of the Applicable Peer Group is negative for any applicable Performance Cycle, the relative ranking of the TSRs shall reflect such negative results from smallest to greatest (with the smallest negative margin being the highest ranked of the negative results).
CDM–GA Performance Measure. The “CDM–GA Performance Measure” will be measured by applying the Performance Data and determining the Company’s contract drilling margin less G&A, expressed as a percentage, for the applicable Performance Cycle (“CDM–GA”) relative to the CDM–GA for the Applicable Peer Group for the Performance Cycle.
CDM–GA for the Company and each member of the Applicable Peer Group for the Performance Cycle shall be defined and calculated as follows:

CDM–GA for the Performance Cycle	=	Contract Drilling Margin* – G&A / Contract Drilling Revenues**

*Contract Drilling Margin equals Contract Drilling Revenues less Contract Drilling Costs.
**Contract Drilling Revenues, Contract Drilling Costs and G&A shall be as shown on the face of the income statements that comprise Performance Data for the Company and the Applicable Peer Group members for the periods constituting the Performance Cycle.
For purposes of determining the Company’s CDM–GA ranking, as further described below, the companies in the Applicable Peer Group whose common equity securities are publicly traded and for which annual and quarterly reports are filed with the U.S. Securities and Exchange Commission (“Public Reporting Companies) shall be the companies comprising the Applicable Peer Group. If any Applicable Peer Group company is no longer a Public Reporting Company on the last trading day of the Performance Cycle, then adjustments may be effected, as appropriate, with respect to the performance determinations and performance percentages that apply to the CDM–GA Performance Measure. In addition, if any Applicable Peer Group company is not a Public Reporting Company on a continuous basis during the Performance Cycle, but is otherwise a Public Reporting Company on the last trading day of the Performance Cycle, then adjustments may be effected, as appropriate, with respect to the performance determinations and performance percentages that apply to the CDM–GA Performance Measure.
If the CDM–GA for the Company or any member of the Applicable Peer Group is negative for any applicable Performance Cycle, the relative ranking of the CDM–GAs shall reflect such negative results from smallest to greatest (with the smallest negative margin being the highest ranked of the negative results).
4.    Vesting Calculation. The number of the Awarded Restricted Stock Units that will vest at the end of the Restricted Period shall be based on (i) the number of Target Restricted Stock Units as determined pursuant to paragraph 3 above and (ii) the average of the performance percentages for the Performance Cycle as each such percentage shall be determined in accordance with Annex I. The number of Awarded Restricted Stock Units vesting shall be the number of Target Restricted Stock Units multiplied by the average of the performance percentages for the Performance Measures as shown on Annex I.
Example 1: If the Company ranks third among the Applicable Peer Group for the TSR Performance Measure for the Performance Cycle, Annex I provides for a 133.33% performance percentage. If the Company ranks second among the Applicable Peer Group for the CDM–GA Performance Measure for the Performance Cycle, Annex I provides for a 166.67% performance percentage. For an award comprised of 500 Target Restricted Stock Units(i.e., an award with 1,000 outstanding Awarded Restricted Stock Units as of the end of the Restricted Period), the number of Awarded Restricted Stock Units vesting (assuming that Employee remained continuously employed through the end of the Restricted Period) would be:

((133.33% + 166.67%)/2) = 150% × 500 = 750 (vested units)

Example 2: If the Company ranks tied for third among the Applicable Peer Group for the TSR Performance Measure for the Performance Cycle, Annex I provides for the average of the 133.33% and 100.00% percentages for purposes of determining the relevant performance percentage (the average of the two positions for which there is a “tie”). If the Company ranks second among the Applicable Peer Group for the CDM–GA Performance Measure for the Performance Cycle, Annex I provides for a 166.67% performance percentage. For an award comprised of 500 Target Restricted Stock Units (i.e., an award with 1,000 outstanding Awarded Restricted Stock Units as of the end of the Restricted Period), the number of Awarded Restricted Stock Units vesting (assuming that Employee remained continuously employed through the end of the Restricted Period) would be:

((133.33%+100.00%)/2) = 116. 67% (performance percentage for TSR ranking)
((116.67%+166.67%)/2) = 141.67% (vesting percentage for TSR/CDM–GA rankings)
500 × 141.67% = 708.35 (vested units rounded down to 708 units)

Example 3: Assume the same facts as Example 1 and that the holder of the Awarded Restricted Stock Units incurs a termination of employment under Section 2(b) of this Instrument with 7 months remaining in the Restricted Period that ends after the date of termination. Pursuant to Section 2(b), 7/36ths of the Awarded Restricted Stock Units are forfeited, and 29/36ths of the Awarded Restricted Stock Units remain outstanding. The number of Awarded Restricted Stock Units vesting would be:

1000 × (29/36) × 50% × 150% = 604.17 (vested units rounded down to 604 units)

The applicable vesting or forfeiture of the Awarded Restricted Stock Units that are outstanding at the end of the Restricted Period shall be determined and certified in writing by the Committee as soon as reasonably practicable after the end of the Restricted Period, but in no event later than 75 days after the end of the Performance Cycle.

ANNEX I TO SCHEDULE I

2017-2019 Performance Cycle
Performance-Vested Restricted Stock Unit Agreement Ranking, Performance Percentage and Vesting Schedule

Noble Ranking Among Applicable Peer Group	Performance Percentage	Performance Category
1st of 7	200%	Maximum Performance
2nd of 7	166.67%
3rd of 7	133.33%
4th of 7	100.00%	Target Performance
5th of 7	66.67%
6th of 7	33.33%	Threshold Performance
7th of 7	0.00%	Below Threshold Performance

For the avoidance of doubt, no linear interpolation applies with respect to a Performance Measure. After determining the applicable Performance Measure of each company within the Applicable Peer Group, the Performance Measure for the Company will be ranked against the applicable Performance Measure of each of the Applicable Peer Group companies. In the event the Company’s applicable Performance Measure is measured to be less than 100 basis points (or 1%) lower than the applicable Performance Measure of the nearest peer(s), the results will be considered a “tie.” In the event of such a “tie,” the applicable performance percentage for such Performance Measure will be determined based on the average of the performance percentages for each of the ranks for which there has been deemed a “tie.”